Exhibit 10.1

WAIVER, CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

This WAIVER, CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Agreement”) is dated as of April 28, 2023, is effective as set forth below, and is entered into by and among SigmaTron International, Inc., as Borrower, Wagz, Inc., as Guarantor (together with Borrower, the “Loan Parties”), and JPMorgan Chase Bank, N.A., as Lender.

RECITALS

A. Borrower, the other Loan Parties, and Lender are parties to that certain Amended and Restated Credit Agreement, dated as of July 18, 2022 (the “Original Credit Agreement”), pursuant to which, among other things, Lender agreed, subject to the terms and conditions set forth in the Original Credit Agreement, to make certain loans and other financial accommodations to Borrower.

B. Borrower, Guarantor, the lenders signatory thereto (the “TCW Lenders”), and TCW Asset Management Company LLC, as Administrative Agent (the “Term Loan Agent”), are parties to (i) that certain Credit Agreement, dated as of July 18, 2022 (the “TCW Credit Agreement”), pursuant to which, among other things, the TCW Lenders agreed, subject to the terms and conditions set forth in the TCW Credit Agreement, to make certain loans and other financial accommodations to the Loan Parties and (ii) that certain Waiver, Consent and Amendment No. 1 to Credit Agreement, dated as of the date hereof (the “TCW Amendment;” the TCW Credit Agreement, as amended by the TCW Amendment, as may be further amended, restated, supplemented or otherwise modified from time to time, is referred to as the “Term Loan Credit Agreement”).

C. Events of Default have occurred and are continuing under (i) clause (d) of Article VII of the Original Credit Agreement as a result of Borrower’s failure to maintain a Fixed Charge Coverage Ratio for each twelve (12) month period ended on January 31, 2023, February 28, 2023 and March 31, 2023 less than 1.10:1.00 as required under Section 6.12(a) of the Original Credit Agreement, (ii) clause (g)(ii) of Article VII of the Original Credit Agreement as a result of the occurrence of an “Event of Default” (or equivalent term) under the TCW Credit Agreement, (iii) clause (d) of Article VII of the Original Credit Agreement as a result of the Borrower permitting the Total Debt to EBITDA Ratio for the twelve (12) month period ending on January 31, 2023 to be greater than 5.00:1.00 in violation of clause (B)(ii) of the Financial Covenants Schedule of the Original Credit Agreement, and (iv) clause (e) of Article VII of the Original Credit Agreement as a result of Borrower’s failure to timely file with the SEC the Borrower’s Form 10-Q quarterly report for the fiscal quarter ended January 31, 2023 in violation of the rules and regulations of the SEC and Nasdaq Stock Market LLC, constituting a breach of Section 5.07 of the Original Credit Agreement (the Events of Default described in clauses (i), (ii), (iii) and (iv) above, collectively, the “Existing Events of Default”).

D. Borrower has informed the Lender that the Loan Parties desire to enter into the Wagz Purchase Agreement (as defined below) by and among the Loan Parties, Terry B. Anderton and Wagz Buyer (as defined below), pursuant to which Borrower shall sell, transfer and assign to Buyer the Wagz Interests (as defined below), immediately after which Borrower shall own the Wagz Remaining Shares (as defined below).

E. The consummation of the Wagz Sale (as defined below) without the prior written consent of the Lender would constitute a Change in Control, a breach of Sections 6.03(a) and 6.05 of the Original Credit Agreement, a breach of Section 4.1(d) of the Security Agreement and the occurrence of one or more “Events of Default” (or equivalent term) under the TCW Credit Agreement or any other Loan Document, resulting in Events of Default under each of clauses (m), (d), (n) and (g)(ii) of Article VII of the Original Credit Agreement, respectively.

F. Borrower has requested that the Lender (i) waive the Existing Events of Default effective as of January 31, 2023 (the “Waiver Effective Date”), (ii) consent to the consummation of the Wagz Sale effective as of April 1, 2023 (the “First Amendment Effective Date”), (iii) upon the consummation of the Wagz Sale, release the Lien of the Lender in all of the Collateral of Wagz and the Wagz Interests, and (iv) amend the Original Credit Agreement in the manner specified herein effective as of the First Amendment Effective Date, and the Lender has agreed to the foregoing, in each case subject to the applicable terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined above or elsewhere in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Original Credit Agreement, as amended by this Amendment (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

SECTION 2. Wagz Release; Acknowledgements.

(a) Subject to the satisfaction of the applicable conditions set forth in Section 17 below, and in reliance on the representations and warranties set forth in Section 5 below, this Amendment confirms, effective as of the First Amendment Effective Date, that (i) all liens and security interests of the Lender in the Wagz Interests and any and all of the property of Wagz as security for the Secured Obligations shall automatically be released and terminated, (ii) Wagz shall automatically be released from the Credit Agreement, the Security Agreement and each other Loan Document to which it is a party and all Obligations related thereto, (iii) the Lender hereby authorizes the Loan Parties (and their designees) to file, on behalf of the Lender, a UCC termination statement and a UCC financing statement amendment to the financing statements described on Exhibit A attached hereto, and (iv) the Lender hereby agrees, at the Loan Parties’ expense, to promptly (1) procure, execute and deliver all further terminations, releases and other documents, and (2) take all additional steps reasonably requested by the Loan Parties, in each case, as may be necessary to further evidence the release and termination contemplated hereby.

(b) Notwithstanding anything contained in the Security Agreement or in any other Loan Document to the contrary, the Lender hereby agrees and acknowledges that, for purposes of the representations and warranties made by the Loan Parties in Article III of the Security Agreement, the covenants made by the Loan Parties in Article IV of the Security Agreement and the remedies afforded to the Lender in Article V of the Security Agreement, such representations and warranties, covenants and remedies shall not be made or apply with respect to the Wagz Remaining Shares (as defined in the Credit Agreement after giving effect to this Amendment), and no Default or Event of Default shall occur solely as a result of any breach of such representations and warranties, covenants or remedies arising with respect to the Wagz Remaining Shares (as defined in the Credit Agreement after giving effect to this Amendment). Except as expressly set forth herein, the foregoing agreement and acknowledgment is limited in nature and shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or (b) a waiver, release or limitation upon the exercise by the Lender of any of its respective rights, legal or equitable, thereunder

(c) Each Loan Party acknowledges and agrees that as of April 28, 2023, the aggregate principal balance of the outstanding Loans under the Credit Agreement is $51,521,343.32. The foregoing amounts do not include interest, fees, expenses and other Obligations that are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents. Each Loan Party acknowledges and agrees that to their knowledge (after giving effect to this Agreement and the TCW Amendment) no Events of Default have occurred and are continuing as of the date hereof.

SECTION 3. Amendments to Credit Agreement.

In reliance on the representations, warranties, covenants and agreements contained in Section 5 of this Agreement, the parties hereto agree that, effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) The Definitions Schedule of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order thereof:

“Corporate Restructuring” means a holding company merger pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, pursuant to which the Borrower becomes a wholly owned subsidiary of the newly formed holding company, a Delaware corporation, completed in accordance with Section 5.18 of the Term Loan Credit Agreement.

“Financial Advisor means the independent financial advisor acceptable to Lender, engaged by Borrower as provided in Section 5.19.

“First Amendment Effective Date” means April 1, 2023.

“Stockholders Agreement” means the Stockholders Agreement dated as of the First Amendment Effective Date, among the Borrower, Wagz, Wagz Buyer and the other parties thereto and any Investor Agreements (as defined therein), as any may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Waiver Effective Date” means January 31, 2023.

“Wagz” means Wagz, Inc., a Delaware corporation.

“Wagz Buyer” means Vynetic LLC, a Delaware limited liability company.

“Wagz Interests” means eighty-one (81) shares of common stock of Wagz.

“Wagz Promissory Note” has the meaning assigned to such term in Section 6.04(l).

“Wagz Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the First Amendment Effective Date, by and among Borrower, Wagz, Wagz Buyer and Terry B. Anderton, as may be amended, restated, supplemented or modified, all with the written consent of Lender.

“Wagz Remaining Shares” 19 shares of common stock, $0.01 par value, of Wagz owned by the Borrower as of the First Amendment Effective Date, and any other Equity Interest issued to the Borrower by Wagz, including as a result of a recapitalization or other reorganization of Wagz.

“Wagz Sale” means Borrower’s sale of Wagz Interests to Wagz Buyer pursuant to the terms and conditions of the Wagz Purchase Agreement.

(b) The following definition in the Definitions Schedule of the Credit Agreement is amended and restated in its entirety as follows:

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) extraordinary charges for such period not to exceed $1,000,000 in the aggregate in any Fiscal Year, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory or accounts receivable), and (vi) for the 12 month period ending in the applicable fiscal quarter in which each of the following occurs, as applicable, (1) operating losses of Wagz for the Borrower’s fiscal year ending April 30, 2023 in an aggregate amount not to exceed $10,200,000, (2) impairment charges arising from the write-down of the Wagz Promissory Note in an amount not to exceed $900,000, (3) impairment charges arising from the write-down of the goodwill and fixed or intangible assets of Wagz in an aggregate amount not to exceed $23,096,771, (4) impairment charges arising from the write-down of the business of Wagz in an aggregate amount not to exceed $780,000, (5) impairment charges arising from the write-down of net assets of Wagz in an aggregate amount not to exceed $500,000, (6) impairment charges arising from the write-down of net assets of the Borrower in an aggregate amount not to exceed $1,500,000, (7) legal fees incurred by a Loan Party and invoiced through July 31, 2023 in connection with the negotiation and consummation of (A) the Wagz Sale, (B) the Wagz Purchase Agreement, and (C) the Waiver, Consent and Amendment No. 1 to each of this Agreement and the ABL Credit Agreement, in an aggregate amount for all such fees added back pursuant to this clause (a)(vi)(7) not to exceed $825,000, and

(8) audit, tax and other advisor (but not the Financial Advisor) fees incurred by a Loan Party in connection with the negotiation and consummation of (A) the Wagz Sale, (B) the Wagz Purchase Agreement, and (C) the Waiver, Consent and Amendment No. 1 to each of this Agreement and the ABL Credit Agreement in an aggregate amount for all such fees added back pursuant to this clause (a)(vi)(8) not to exceed $150,000; provided that the aggregate amount added back pursuant to this clause (a)(vi) (collectively, the “Wagz Addback”) shall not exceed in any month the limit for such month set forth on Exhibit D, minus (b) without duplication and to the extent included in Net Income, any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding anything contained herein to the contrary, solely for purposes of calculating the Fixed Charge Coverage Ratio, EBITDA attributable to any Foreign Subsidiary (other than the Mexican Subsidiaries) shall only be included in the determination of EBITDA up to an amount not to exceed the net amount of cash distributed by such Foreign Subsidiary to a Loan Party during such period.

(c) The “Applicable Margin (Definitions Schedule)” on the Terms Schedule is hereby amended and restated in its entirety as follows:

For any day following the First Amendment Effective Date, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth under the applicable caption below:

	CBFR Spread REVSOFR30	CBFR Spread CB Floating Rate	Term SOFR Spread	Commitment Fee Rate
Tier I (Average 30-day Availability greater than or equal to $20,000,000)	2.00%	0.00%	2.00%	0.25%
Tier II (Average 30-day Availability greater than or equal to $10,000,000)	2.50%	0.00%	2.50%	0.25%
Tier III (Average 30-day Availability less than $10,000,000)	3.00%	0.00%	3.00%	0.25%

; provided, the Applicable Margin shall be fixed at Tier III until the date that is six months following the First Amendment Effective Date.

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in average Availability shall be effective during the period commencing on and including the first day of each calendar month and ending on the last day of such calendar month, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of calendar month, average Availability from the immediately preceding 30-day period shall be used. Notwithstanding the foregoing, the average Availability shall be deemed to be in Tier III at the option of the Lender if the Borrower fails to deliver any Borrowing Base Certificate or related information required to be delivered pursuant to the terms hereof, during the period from the expiration of the time for delivery thereof until each such Borrowing Base Certificate and related information is so delivered.

If at any time the Lender determines that any Borrowing Base Certificate or related information based on which Availability and/or such average Availability and the corresponding Applicable Rate was determined, as applicable, was incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such Borrowing Base Certificate or related information based upon which Availability and/or such average Availability was determined had been accurate at the time it was delivered.

(d) Section B(ii) of the Financial Covenants Schedule is hereby amended and restated in its entirety as follows:

(ii) Total Debt to EBITDA Ratio. The Borrower will not permit the Total Debt to EBITDA Ratio for any twelve (12) month period ending on the last day of any fiscal quarter set forth below, beginning with the fiscal quarter ending April 30, 2023, to be greater than the applicable correlative ratio indicated below that corresponds to the Term Loan Borrowing Base Coverage Ratio (as defined in the Term Loan Credit Agreement as amended by the TCW Amendment) for the most recently completed fiscal quarter:

	If the Term Loan Borrowing Base Coverage Ratio, as of the last day of the applicable fiscal quarter, is less than or equal to 1.50:1.0	If the Term Loan Borrowing Base Coverage Ratio, as of the last day of the applicable fiscal quarter, is greater or equal to 1.50:1.0

Fiscal Quarter	Total Debt to EBITDA Ratio	Total Debt to EBITDA Ratio

April 30, 2023	4.50:1.0	5.50:1.0

July 31, 2023	4.50:1.0	5.25:1.0

October 31, 2023	4.50:1.0	5.25:1.0

January 31, 2024	4.50:1.0	5.00:1.0

April 30, 2024	4.50:1.0	5.00:1.0

July 31, 2024	4.25:1.0	4.50:1.0

October 31, 2024	4.00:1.0	4.50:1.0

January 31, 2025	3.75:1.0	4.50:1.0

April 30, 2025	3.75:1.0	4.50:1.0

July 31, 2025	3.25:1.0	4.25:1.0

October 31, 2025	3.25:1.0	4.25:1.0

January 31, 2026	3.25:1.0	4.25:1.0

April 30, 2026	3.25:1.0	4.25:1.0

July 31, 2026	3.00:1.0	4.00:1.0

October 31, 2026	3.00:1.0	4.00:1.0

January 31, 2027	3.00:1.0	4.00:1.0

April 30, 2027	3.00:1.0	4.00:1.0

(e) Each of Sections 3.05(a) and (b), 3.12, and 3.22 of the Credit Agreement is hereby amended by replacing the term “date of this Agreement” with “First Amendment Effective Date” each time it appears.

(f) Each of Sections 3.14, 3.15 and 3.17 of the Credit Agreement is hereby amended by replacing the term “Effective Date” with “First Amendment Effective Date” each time it appears.

(g) Section 3.16 of the Credit Agreement is hereby amended by adding the following new subsection (d) at the end thereof:

, and (d) Liens affecting the Wagz Remaining Shares permitted pursuant to Section 6.02(j).

(h) Section 5.14(d) of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

For the avoidance of doubt, if the Corporate Restructuring is consummated pursuant to Section 5.18 of the Term Loan Credit Agreement (as in effect on the First Amendment Effective Date), within ten (10) Business Days thereof Borrower shall have executed and delivered to Lender New Holdco Pledge Documents (as defined in the Term Loan Credit Agreement) in substantially the form delivered to Term Loan Agent, subject in all respects to the Intercreditor Agreement.

(i) Article V of the Credit Agreement is hereby amended by adding the following new Sections at the end thereof:

SECTION 5.19. Financial Advisor. On or before April 21, 2023, Borrower shall engage a financial advisor (the “Financial Advisor”) acceptable to Lender, on terms acceptable to Lender.

SECTION 5.20. Delivery of Cash Flow Forecast; Related Reporting Requirements. On every Friday starting the week of May 5, 2023, Borrower shall prepare and deliver to Lender a 13-week cash flow forecast, substantially in the form of Exhibit B attached hereto (the “Budget”), which shall reflect Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of its business. In addition, on a weekly basis, Borrower shall provide Lender (x) a report, in a form acceptable to Lender, comparing Borrower’s actual cash receipts and disbursements for the immediately preceding week in the Budget compared to projected cash receipts and disbursements for such week as set forth in the Budget and (y) an accounts payable and receivable report in form acceptable to Lender and certified as correct by an officer of the Borrower. The Borrower shall deliver with the report described in clause (x) a detailed Officer’s Certificate, in form acceptable to Lender, explaining any lower than projected cash receipts (in the aggregate) and any higher than projected disbursements (per line item) to the extent that, and only if, (i) cash receipts during any week are less than, in the aggregate, 10% of forecasted total cash receipts for such week as set forth in the Budget or (ii) disbursements with respect to any particular line item set forth in the Budget during any week exceed, in the aggregate for that line item, 10% of forecasted total disbursements with respect to such line item for such week as set forth in the Budget.

SECTION 5.21 Weekly Calls. The Borrower shall cause one of its Responsible Officers to participate in weekly conference calls starting after the date hereof with Lender, the Term Loan Agent, the Financial Advisor and any other advisors requested by either Lender or the Term Loan Agent during which the Borrower shall deliver an update on the Borrower’s liquidity and operations. Such calls shall be held at a time acceptable to the Borrower, Lender, the Term Loan Agent, the Financial Advisor and such other advisors; provided, that if the Borrower uses commercially reasonable efforts to schedule a call but Lender, the Term Loan Agent, the Financial Advisor or such other advisors are not available, such period shall automatically be extended until Lender, the Borrower, the Term Loan Agent, the Financial Advisor and such other advisors are available.

(j) Section 6.02(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(j) Liens affecting the Wagz Remaining Shares under any Stockholders Agreement;

(k) The first word in Section 6.03(a) of the Credit Agreement (“No”) is hereby amended by replacing it with “Other than with respect to the Corporate Restructuring, no”

(l) Section 6.04(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(l) unsecured loans or advances made by Borrower to Wagz pursuant to a promissory note issued by Wagz in connection with the Wagz Sale in an aggregate principal amount not to exceed $900,000 (the “Wagz Promissory Note”);

(m) Section 6.05 of the Credit Agreement is hereby amended and restated by adding a new clause (i) and amending the final phrase of Section 6.05 as follows:

(i) the Wagz Sale;

provided, that all Dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) and (i) above) shall be made for fair value and for at least 75% cash consideration.

(n) Article VI of the Credit Agreement is hereby amended by adding the following as a new Section 6.14 at the end thereof:

Section 6.14 Minimum Availability Covenant. Availability of the Borrower shall not, on any date after the First Amendment Effective Date, be less than $2,500,000.

(o) Schedules 3.05(a), 3.05(b), 3.06, 3.12, 3.14, 3.15, and 3.22 to the Credit Agreement are hereby amended and restated in their entirety as set forth on Exhibit C attached hereto.

(p) Exhibit C to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit E attached hereto.

SECTION 4. General Release; Indemnity.

(a) In consideration of, among other things, Lender’s execution and delivery of this Agreement, each of Borrower and the other Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against Lender in any capacity and its respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and its respective successors and assigns and each and all of its officers, directors, employees, agents, attorneys, advisors and other representatives (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the First Amendment Effective Date, that relate to, arise out of or otherwise are in connection with (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among Borrower and the other Loan Parties, on the one hand, and Lender, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by Borrower or any other Loan Party of any Loans or other financial accommodations made by Lender after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Agreement, Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Agreement, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

(b) Borrower and the other Loan Parties each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, any other Loan Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Loan Documents, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither Borrower nor any other Loan Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower and the other Loan Parties each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law. The foregoing indemnity shall survive the termination of this Agreement, the Credit Agreement, the other Loan Documents and the payment in full of the Obligations.

(c) Each of Borrower and the other Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Loan Party pursuant to Section 4(a) hereof. If Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and the other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

SECTION 5. Representations, Warranties And Covenants Of Borrower and Other Loan Parties. To induce Lender to execute and deliver this Agreement, each of Borrower and the other Loan Parties represents, warrants and covenants that:

(a) The execution, delivery and performance by each of Borrower and the other Loan Parties of this Agreement and all documents and instruments delivered in connection herewith and the Credit Agreement and all other Loan Documents have been duly authorized by such Loan Party’s respective board of directors and this Agreement and all documents and instruments delivered in connection herewith and the Credit Agreement and all other Loan Documents are legal, valid and binding obligations of such Loan Parties enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Taking into effect this Agreement and the TCW Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Credit Agreement and the other Loan Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof; provided, however, that any such agreements and covenants made with respect to Collateral that has been released by the terms of this Agreement are excluded.

(c) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s or any other Loan Party’s corporate charter, bylaws, operating agreement, or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any other Loan Party is a party or by which Borrower or any other Loan Party or any of their respective property is bound;

(d) As of the date hereof (taking into effect this Agreement and the TCW Amendment), no Event of Default has occurred or is continuing under this Agreement, the Credit Agreement or any other Loan Document.

(e) Lender’s security interests in the Collateral (including the Wagz Remaining Shares but excluding the Wagz Interests and any Collateral that constitutes property of Wagz) continue to be valid, binding, and enforceable first-priority security interests that secure the Obligations (subject only to applicable subordination agreements and Permitted Encumbrances, and no tax or judgment liens are currently of record against the Borrower or any other Loan Party);

(f) The recitals to this Agreement are true and correct.

SECTION 6. Waiver; Consent. Notwithstanding any provision to the contrary in the Credit Agreement, in reliance on the representations and warranties set forth in Section 5 above, the Lender hereby (i) waives the Existing Events of Default as of the Waiver Effective Date, and (ii) subject to the satisfaction of the applicable conditions set forth in Section 17 below, consents, as of the First Amendment Effective Date, to the consummation of the Wagz Sale pursuant to the terms and conditions of the Wagz Purchase Agreement.

SECTION 7. Ratification of Liability. Borrower and the other Loan Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations under or with respect to the Credit Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document. Borrower and the other Loan Parties further agree and reaffirm that the Loan Documents to which they are parties now apply to all Obligations as defined in the Credit Agreement, (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document). Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that, except as expressly provided herein, each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

SECTION 8. Reference To And Effect Upon The Credit Agreement.

(a) Except as expressly amended hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Loan Documents, and all rights of Lender and all of the Obligations, shall remain in full force and effect. Borrower and the other Loan Parties hereby confirm that the Credit Agreement and the other Loan Documents are in full force and effect and that neither Borrower nor any other Loan Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to make any further Loans or to continue to defer any enforcement action after the occurrence of any Default or Event of Default, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Documents nor constitute a novation of any of the Obligations under the Credit Agreement or other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of Lender, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction (other than the Corporate Restructuring) or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, Lender reserves all of its rights, powers, and remedies under the Credit Agreement, the other Loan Documents and applicable law. Except as expressly set forth herein, all of the provisions of the Credit Agreement and the other Loan Documents, including, without limitation, the time of the essence provisions, are hereby reiterated.

(c) From and after the Waiver Effective Date, the term “Loan Documents” in the Credit Agreement, this Agreement and the other Loan Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d) Except as to Wagz property, Wagz and the Wagz Interests, this Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

SECTION 9. Governing Law; Consent to Jurisdiction and Venue. THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, ILLINOIS, OR OF THE UNITED STATES OF AMERICA SITTING IN CHICAGO, ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND EACH OTHER LOAN PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF LENDER TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT LENDER DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY

OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER SPECIFIED IN THE CREDIT AGREEMENT (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH LOAN PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING CONTAINED IN THIS SECTION 10 SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

SECTION 10. Construction. This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of Lender or its respective employees, counsel, or agents in the Credit Agreement or any other Loan Documents, such action shall be deemed to be exercisable by Lender or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if’ and “may.”

SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly after receiving a request from another party, also deliver a manually signed counterpart of this Agreement; provided that the failure to deliver such manually signed counterpart shall not affect the validity or effectiveness of this Agreement.

SECTION 12. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 13. Time of Essence. Time is of the essence in the performance of each of the obligations of Borrower and the other Loan Parties hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 14. Further Assurances. Lender, Borrower and each other Loan Party agrees to take all further actions and execute all further documents as Lender or Borrower, as the case may be, may from time to time reasonably request to clarify the terms or otherwise carry out the transactions contemplated by this Agreement, the Credit Agreement and all other agreements executed and delivered in connection herewith.

SECTION 15. Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 16. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Credit Agreement.

SECTION 17. Effectiveness of Consent under Section 2.

The Lender’s consent to the consummation of the Wagz Sale and agreement to the Wagz release as described in Section 2 of this Agreement shall become effective as of the First Amendment Effective Date, provided that all of the following conditions have been met (or waived) as determined by Lender in its sole discretion:

(a) Agreement. Lender shall have received duly executed signature pages for this Agreement signed by Lender, Borrower and the other Loan Parties.

(b) TCW Amendment. Term Loan Agent shall have received duly executed signature pages for the TCW Amendment signed by the Borrower, Guarantor, TCW Lenders and Term Loan Agent.

(c) Lender Expenses. Lender shall have received from Borrower receipt of its reasonable and documented out-of-pocket expenses (including of outside counsel).

(d) Representations and Warranties. The representations and warranties contained herein shall be true and correct, and no Default or Event of Default (taking into effect this Agreement and the TCW Amendment) shall exist on the date hereof.

(e) Wagz Sale. The Wagz Sale shall have been consummated and Lender shall have received documentation evidencing the same, including a copy of the Wagz Promissory Note, in form and substance acceptable to the Lender.

(f) Amendment Fee. An amendment fee in the amount of 0.10% multiplied by the sum of the Revolving Commitment in effect on the First Amendment Effective Date shall be fully earned by the Lender, non-refundable and payable as of the date hereof.

SECTION 18. Waivers by Borrower and other Loan Parties.

(a) Waiver of Jury Trial Right And Other Matters. BORROWER AND THE OTHER LOAN PARTIES EACH HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER OR ANY OTHER LOAN PARTY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL, THE OTHER COLLATERAL OR ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT BORROWER OR ANY OTHER LOAN PARTY MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL, OTHER COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER OR ANY OTHER LOAN PARTY UNTIL TERMINATION OF THE FINANCING AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHO PROVIDES FUNDS TO BORROWER THAT ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER, OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN Section 4 OF THIS AGREEMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE

HEREOF, AND BORROWER AND THE OTHER LOAN PARTIES EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER’S ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWER AND THE OTHER LOAN PARTIES. BORROWER AND THE OTHER LOAN PARTIES EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 19. Assignments; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Borrower, the other Loan Parties, Lender and their respective successors and assigns; provided, that neither Borrower nor any other Loan Party shall be entitled to delegate any of its duties hereunder or to assign any of its rights or remedies set forth in this Agreement without the prior written consent of Lender in its sole discretion. No Person other than the parties hereto, and in the case of Section 4 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 4 hereof) are hereby expressly disclaimed.

SECTION 20. Final Agreement. This Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Borrower/Lender Documents”) set forth in full the terms of agreement between the parties thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. Except as provided therein, no term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. There are no oral agreements among the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

SIGMATRON INTERNATIONAL, INC., as Borrower	WAGZ, INC., as Loan Party

By: /s/ Gary R. Fairhead	By: /s/ Gary R. Fairhead
Name: Gary R. Fairhead	Name: Gary R. Fairhead
Its: CEO	Its: Chairman of the Board

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Lenna Centomani
Name: Lena Centomani
Title: Authorized Officer

EXHIBIT A

UCC-3 TERMINATION STATEMENT AND

UCC-3 FINANCING STATEMENT AMENDMENT

Debtor	Jurisdiction	UCC-1 File Number and File Date	UCC-3 File Number and File Date
Wagz, Inc.	DE SOS	20221309806 02/15/22	Termination

SigmaTron International, Inc.	DE SOS	20210835919 02/01/21	Amendment to Collateral Description to release the Wagz Interests (but for the avoidance of doubt not the Wagz Remaining Shares)

EXHIBIT B

BUDGET

[See attached]

EXHIBIT C

AMENDED SCHEDULES TO CREDIT AGREEMENT

[See attached]

EXHIBIT D

WAGZ ADDBACK SCHEDULE

[See attached]

EXHIBIT E

AMENDED EXHIBIT C COMPLIANCE CERTIFICATE

[see attached]